Jerrold D. Burden

October 21, 2015

Wall Street Media Co., Inc.

40 Wall Street, 28th Floor

New York, N.Y. 10005

Re: Resignation of Jerrold D. Burden

Gentlemen:

This letter confirms that I, Jerrold D. Burden, hereby resign, effectively immediately, as the sole director, Chief Executive Officer, President, Principal Executive Officer and Principal Financial Officer of Wall Street Media Co., Inc. My resignation is based solely on personal reasons and is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Although my resignation is effective immediately, I shall assist and cooperate fully with the Company and its auditors in connection with the completion of its annual audit for the year ended September 30, 2015 and the corresponding Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for that same period.

In addition, concurrent with my resignation, I hereby appoint Jeffrey A. Lubchansky as the Company’s sole officer and director, serving as the Company’s Chief Executive Officer, President, Principal Executive Officer and Principal Financial Officer.

Sincerely,

Jerrold D. Burden